EXHIBIT 10.38


                              EMPLOYMENT AGREEMENT

     EMPLOYMENT   AGREEMENT,   dated  as  of  July  14,  1998,  by  and  between
Programmer's Paradise, Inc., a Delaware corporation with offices at 1163 Shrewsbury Avenue, Shrewsbury, New Jersey 077002-4321 (the"Corporation"), and William H. Willett, an individual residing at 137 Rose Hill Road, Southport, Connecticut 06490 (the "Executive").

                              W I T N E S S E T H:

     In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

     1. Employment. The Corporation hereby agrees to employ the Executive in an executive capacity, and the Executive hereby accepts and agrees to such employment, commencing as of the date hereof, upon the terms and conditions hereinafter set forth.

     2. Term. The term of the Executive's employment under this Agreement shall commence as of the date hereof and shall continue until the close of business on January 15, 2000, and shall automatically be renewed for twelve (12) months thereafter unless either party gives the other at least three (3) months prior written notice of termination, unless sooner terminated as provided elsewhere in this Agreement (the "Term").

     3. Duties and Services. The Executive agrees to serve the Corporation as Chairman of the Board, President and Chief Executive Officer of the Corporation and shall also serve such of its subsidiaries and affiliated companies as may be designated by the Corporation, faithfully, diligently and to the best of his ability, subject to and under the direction and control of the Board of Directors of the Corporation, devoting his entire business time, energy and skill to such employment, and to perform from time to time such executive services, advisory or otherwise, as the Board of Directors shall request, and to act in such capacities or other offices for the Corporation and for any of its subsidiary or affiliated companies as the Board of Directors shall request without further compensation other than that for which provision is made in this Agreement.

     4. Compensation. (a) The Corporation agrees to pay to the Executive, and the Executive agrees to accept, a basic salary for all his services (the "Salary") at the rate of $225,000 per annum, payable in accordance with the Corporation's standard payroll policies from time to time.

          (b) On the morning of July 24, 1998, the Executive shall be granted options to purchase 200,000 shares of Common Stock of the Corporation under the Corporation's 1995 Stock Plan, at an exercise price equal to the fair market value on the date of grant ("FMV"), 100,000 of which shall vest (subject to continued employment) in twelve (12) equal tranches on the first day of each month beginning on the first day of the first month after the date hereof, and an additional 100,000 of which shall vest (subject to continued employment) in six (6) equal tranches on the first day of each month beginning with the month after the expiration of such twelve-month period, and shall be subject to acceleration in the event of a Change of Control (as hereinafter defined), and shall also be subject to the terms and conditions of the applicable option grant agreement and of the 1995 Stock Plan.

          (c) If there shall be a Change or Control prior to the termination of the employment period, the Corporation agrees to pay to the Executive a bonus equal to the amount, if any, by which (x) the product of the value per share received by shareholders of the Corporation in connection with such Change of Control, times 50,000, exceeds (y) the FMV (as defined above) of 50,000 shares of Common Stock of the Corporation as of July 24, 1998.

          (d) For purposes hereof, a "Change of Control" shall be deemed to have occurred in the event of any of the following (i) any person or entity makes a tender or exchange offer for shares of the Corporation's Common Stock pursuant to which such person or entity acquires a majority of the issued and outstanding shares of the Corporation's Common Stock, (ii) the Corporation merges or consolidates with or into another corporation or corporations, unless immediately after such merger or consolidation those persons and entities who immediately prior to such transaction were stockholders of the Corporation are entitled to vote in the election of directors, or otherwise have the right to elect, a majority of the directors of the surviving Corporation, (iii) the Corporation sells, transfers or otherwise disposes of all of substantially all of its assets, other than to a direct or indirect subsidiary, (iv) any person or entity acquires a majority of the Corporation's issued and outstanding voting securities and shall be entitled to vote in the election of directors, or otherwise have the right to elect, a majority of the directors of the Corporation, or (v) pursuant to paragraph 13(b) of the Corporation's 1995 Stock Plan, the date of exercise of options granted thereunder shall be accelerated.

          (e) If the Executive shall be employed by the Corporation on January 15, 2000, then, within thirty (30) days after such date, the Corporation agrees to pay to the Executive a performance bonus equal to the amount, if any, of the product of (x) 50,000 and (y) the amount, if any, by which (1) the FMV of a share of Common of the Corporation on January 15, 2000 exceeds the FMV of a share of Common Stock of the Corporation on July 24, 1998.

     5. Employee Benefits. (a) The Corporation shall reimburse the Executive for the reasonable business expenses incurred by him for or on behalf of the Corporation in furtherance of the performance of his duties hereunder. Such reimbursement shall be subject to receipt by the Corporation from the Executive of such an expense statements and such vouchers and other reasonable verifications as the Corporation shall require to satisfactorily evidence such expenses, and shall also be subject to such policies as the Corporation shall establish from time to time.

          (b) The Executive shall be entitled to participate, in accordance with the terms thereof, in employee benefit plans and programs maintained for the executives of the Corporation, including, without limitation, any health, hospitalization and medical insurance programs and in any pension or retirement or other similar plans or programs. The foregoing shall not be construed to require the Corporation to establish any such plans or programs, or to prevent the Corporation from modifying or terminating any such plans or programs once established.

          (c) The Executive shall be entitled to six (6) weeks of vacation each employment year during the term of this Agreement, taken consecutively or in segments, subject to the effective discharge of the duties of the Executive hereunder.

          (d) During the term of the Executive's employment hereunder, the Corporation shall afford the Executive the use of a [full-size] automobile, chosen by the Executive and reasonably satisfactory to the Corporation, and a cellular telephone. The Corporation shall bear the cost of maintaining the automobile in good and efficient working order and repair, shall be responsible for normal upkeep thereof and shall bear the cost of incidental operating expenditures such as gasoline, oil and tires. The Corporation further agrees to secure and pay for insurance of such type and in such amounts as the Corporation may deem appropriate, such insurance coverage to include liability coverage for the benefit of the Executive. The Corporation shall also bear the cost of a service contract for the cellular telephone, as well as all monthly charges and charges in respect of calls incident to the performance of the duties of the Executive and tax and related charges.

          (e) The Executive shall be entitled to use the Corporation's New Jersey apartment as his residence, unless and until the Executive moves to a location within a reasonable commuting distance from the offices of the Corporation; provided that the Executive shall not be required to so relocate.

     6. Termination of Benefits. (a) Notwithstanding anything to the contrary contained herein, the Executive's employment with the Corporation, as well as the Executive's right to any compensation which thereafter otherwise would accrue to him hereunder or in connection therewith, shall terminate upon the earliest to occur of the following events:

               (i) the death or disability (as defined below) of the Executive,

               (ii) the expiration of the Term of this Agreement,

               (iii) the Executive's termination of such employment, or

               (iv) upon delivery of written notice, with or without "cause" (as defined below), to the Executive from the Corporation of such termination.

          (b) For the purpose of this Section 6, (i) the term "cause" is defined as (A) the commission by the Executive of a felony or an offense involving moral turpitude, the Executive's engaging in theft, embezzlement, fraud, obtaining funds or property under false pretenses, or similar acts of misconduct with respect to the property of the Corporation or its employees, stockholders, affiliates, customers, licensees, licensors or suppliers, (B) the repeated failure by the Executive to perform his duties hereunder or comply with reasonable policies or directives of the Board of Directors of the Corporation, or (C) the breach of this Agreement or the Conditions of Employment by the Executive in any material respect, and (ii) the Executive shall be deemed "disabled" if, at the Corporation's option, it gives notice to the Executive or his representative that due to a disabling mental or physical condition, he has been prevented, for a continuous period of 90 days during the

Term or for an aggregate of 120 days during any six month period during the Term, from substantially performing those duties which he was required to perform pursuant to the provisions of this Agreement prior to incurring such disability.

          (c) In the event of and upon the termination by the Corporation of the employment of the Executive under this Agreement without "cause" or the giving by the Corporation of notice of non-renewal of this Agreement pursuant to
Section 2, in addition to the Salary and other compensation (including cash and stock bonuses, incentive and performance compensation) earned hereunder and unpaid or not delivered through the date of termination and any benefits referred to in Section 5(b) hereof in which the Executive has a vested right under the terms and conditions of the plan or program pursuant to which such benefits were granted (without regard to such termination), (i) the Corporation shall pay the Executive a cash payment (the "Severance Payment") equal to $112,500, (ii) all stock options and stock awards shall vest and become exercisable immediately prior to termination and remain exercisable through their original terms with all rights, (iii) the Corporation shall pay the Executive, within thirty (30) days after the date of termination of such employment, the performance bonus contemplated by Section 4(e) above, based on the difference between the FMV of shares of Common Stock of the Corporation as of the date of such termination and as of July 24, 1998 and (iv) the Executive shall be entitled to purchase the automobile used by him, as contemplated by
Section 5(d) hereof, at the "buy-out" price of any lease of the Corporation with respect to such automobile, or if such automobile shall be owned by the Corporation, at the fair market value of such automobile as of the date of payment. In the event of termination of this Agreement by the Corporation by reason of the death or disability of the Executive, the Corporation shall not be obligated to make the Severance Payment to the Executive if the Corporation provided the Executive with life insurance or disability insurance, as the case may be, payable to one or more beneficiaries designated by the Executive at the time of his death or disability in an amount providing to the Executive a benefit at least equal thereto. After termination of employment for any reason other than death of the Executive, the Corporation shall continue to provide all benefits subject to COBRA at its expense for the maximum required COBRA period. The Severance Payment shall be paid to the Executive or his estate in [six (6 ) consecutive, equal monthly installments, on the fifteenth day of each calendar month commencing during the month next following the month in which the Executive is no longer employed by the Corporation], and shall be in lieu of any other claim to severance or similar payments or benefits which the Executive may otherwise have or make. Without limiting any other rights or remedies which the Corporation may have, it is understood that the Corporation shall be under no further obligation to make any such severance payments and shall be entitled to be reimbursed therefor by the Executive or his estate if the Executive violates any of the covenants set forth in the Conditions of Employment attached as Exhibit A hereto. In the event that the Severance Payment shall become payable to the Executive, the Executive shall not be required, either in mitigation of damages or by the terms of any provisions of this Agreement or otherwise, to seek or accept other employment, and if the Executive does accept other employment, any benefits or payments under this Agreement shall not be reduced by any compensation earned or other benefits received as a result of such employment.

     7. Deductions and Withholding. The Executive agrees that the Corporation shall withhold from any and all payments required to be made to the Executive pursuant to this Agreement

(including the travel allowance) all federal, state, local and/or other taxes which are required to be withheld in accordance with applicable statutes and/or regulations from time to time in effect.

     8. Non-Solicitation, Restrictive Covenants, Confidentiality and Injunctive Relief. (a) The Executive shall execute and deliver to and for the benefit of the Corporation, the Conditions of Employment attached as Exhibit A hereto, pertaining, among other matters, to proprietary information, confidentiality obligations, and non-competition obligations, the provisions of which shall be deemed incorporated herein by reference as if set forth herein (the "Conditions of Employment").

          (b) The provisions of this Section 8 shall survive the termination or expiration of this Agreement, irrespective of the reason therefor, including under circumstances in which the Executive continues thereafter in the employ of the Corporation.

     9. Warranty. The Executive warrants and represents that he is not a party to any agreement, contract or understanding, whether of employment or otherwise, which would in any way restrict or prohibit him from undertaking his position as an executive of the Corporation and complying with his obligations in accordance with the terms and conditions of this Agreement and the Conditions of Employment.

     10. Insurance. The Executive agrees that the Corporation may from time to time and for the Corporation's own benefit apply for and take out life insurance covering the Executive, either independently or together with others, in any amount and form which the Corporation may deem to be in its best interests. The Corporation shall own all rights in such insurance and in the cash values and proceeds thereof and the Executive shall not have any right, title or interest therein. The Executive agrees to assist the Corporation, at the Corporation's expense, in obtaining any such insurance by, among things, submitting to customary examinations and correctly preparing, signing and delivering such applications and other documents as reasonably may be required. Nothing contained in this Section 10 shall be construed as a limitation on the Executive's right to procure any life insurance for his own personal needs.

     11. Notices. All notices shall be in writing and shall be deemed to have been duly given to a party hereto on the date of such delivery, if delivered personally, or on the third day after being deposited in the mail if mailed via registered or certified mail, return receipt requested, postage prepaid, or on the next business day after being sent by recognized national overnight courier service, in the case of the Executive at his current address as set forth in the Corporation's records, and in the case of the Corporation, at it address set forth above.

     12. Assignability and Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, successors and legal representatives of the Executive, and shall inure to the benefit of and be binding upon the Corporation and its successors and assigns. The Executive may not assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement, or any of his rights or obligations hereunder, and any such attempted delegation or disposition shall be null and void and without effect.

     13. Severability. In the event that any provisions of this Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason (including, but not limited to, any provisions which would be held to be unenforceable because of the scope, duration or area of its applicability), unless narrowed by construction, this Agreement shall, as to such jurisdiction only, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable (or if such language cannot be drawn narrowly enough, the court making any such determination shall have the power to modify such scope, duration or area or all of them, but only to the extent necessary to make such provision or provisions enforceable in such jurisdiction, and such provision shall then be applicable in such modified form). If, notwithstanding the foregoing, any provision of this Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction, such provision shall be ineffective to the extent of such invalidity, prohibition or unenforceability, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     14. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New Jersey, without regard to principles of conflict of laws and regardless of where actually executed, delivered or performed.

     15. Complete Understanding; Counterparts. This Agreement constitutes the complete understanding and supersedes any and all prior agreements and understandings between the parties with respect to its subject matter, and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. This Agreement shall not be altered, modified, amended or terminated except by written instrument signed by each of the parties hereto. The Section and paragraph headings contained herein are for convenience only, and are not part of and are not intended to define or limit the contents of said Sections and paragraphs. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                   PROGRAMMER'S PARADISE, INC.

                                                   By:
                                                      --------------------------


                                                   -----------------------------
                                                   William H. Willett

                                                                       Exhibit A
                                                                       ---------

                           PROGRAMMER'S PARADISE, INC.
                            CONDITIONS OF EMPLOYMENT
                            ------------------------

     As an inducement to Programmer's Paradise, Inc. (the "Corporation") to employ (the "Employee"), and in consideration of the employment and continued employment of the Employee by the Corporation and the compensation and other benefits paid or to be paid to the Employee and the stock options to be issued to the Employee, it is understood and agreed as follows:

          1. The Employee acknowledges and agrees that Employee's employment with the Corporation will necessarily involve the Employee's understanding of and access to trade secrets and confidential or other proprietary information of or pertaining to the organization, business and affairs of, or developed or acquired for or by, the Corporation and/or its Affiliates (as hereinafter defined) or their clients, licensees and distributors, including without limitation, information relating to computer software and programs, policies, operational methods, research, data, marketing plans and opportunities, procedures, strategies, mailing lists, data bases, client lists, notations of clients (in or as part of a rolodex, mailing list or in any other form) and forecasts of the Corporation and/or its Affiliates or any client of the Corporation and/or its Affiliates ("Proprietary Information"), and understands that the Employee will enjoy a special position of trust and confidence with the Corporation. Accordingly, the Employee agrees that the Employee will keep secret all Proprietary Information and will not, directly or indirectly, either during the term of the Employee's employment by the Corporation or at any time thereafter, disclose or disseminate to any person or entity not expressly approved by the President of the Corporation as an authorized recipient thereof, or make use of, for any purpose whatsoever, any Proprietary Information of the Corporation and/or its Affiliates or any client of the Corporation and/or its Affiliates. AS IT IS SOMETIMES DIFFICULT TO SEPARATE PROPRIETARY INFORMATION
FROM THAT WHICH IS NOT, THE EMPLOYEE WILL REGARD ALL INFORMATION GAINED AS A RESULT OF THE EMPLOYEE'S ASSOCIATION WITH THE CORPORATION AS PROPRIETARY INFORMATION.

     The preceding paragraph, however, shall not apply to disclosure of information (i) which at the time of disclosure to the Employee was in the public domain, or (ii) which at the time of disclosure to the Employee the Employee proves was already known to the Employee from other sources and capable of being used or disclosed by the Employee, as the case may be, free of any other agreements or restrictions. For purposes hereof, the term "Affiliates" shall include all entities or persons controlling, controlled by, or under common control with, the Corporation.

     The Employee agrees that the Corporation may from time to time adopt rules and regulations regarding the manner in which Proprietary Information is treated. In such event, the Employee will comply with all such rules and regulations in addition to, but not in limitation of, the Employee's obligations hereunder.

          2. Title to all documentation containing any Proprietary Information, whether or not developed or produced by the Employee (including the ideas and concepts contained therein), is and shall remain vested in the Corporation and its Affiliates. Without limiting the generality of the foregoing, the Employee shall not make any copies of and/or remove from the premises of the Corporation any such documentation without specific authorization. The Employee will not leave any such documentation accessible to unauthorized persons at any time, and shall take all reasonable steps to prevent documentation (including the ideas and concepts contained therein) from being used by or disclosed to anyone who is not authorized to use or receive same. The Employee will deliver promptly to the Corporation on termination of the Employee's employment by the Corporation, or at any sooner time it may request, all such documentation and all other assets and materials which belong to the Corporation or its Affiliates, which the Employee then possesses or has under the Employee's control.

          3. The Employee will promptly and fully disclose to the President of the Corporation all opportunities and/or information which is or may be useful or relate to the Corporation and/or its Affiliates or any aspect of their business that the Employee (individually or jointly with others) may discover, conceive of, make, invent, develop, suggest, assemble, reduce to practice or acquire during the period of or in connection with the Employee's employment by the Corporation (collectively "Information"), all of which shall be the sole, exclusive and absolute property of the Corporation. The Employee agrees and acknowledges that all Information shall constitute Proprietary Information.

          4. The Employee shall have no authority to make any representation, warranty, guarantee, agreement or promise concerning the Corporation or its Affiliates, or the business of the Corporation or its Affiliates, unless specifically approved by the President of the Corporation, and any such unapproved representation, warranty, guarantee, agreement or promise shall not be valid or binding on the Corporation or its Affiliates. The Employee shall at all times comply with all relevant laws, including, without limitation, all foreign, federal and state laws, and all policies and procedures of the Corporation.

          5. During any period that the Employee is employed by the Corporation and thereafter, (i) for a period of [two (2) years] in the event that Executive shall terminate his employment or the Executive's employment shall be terminated by the Corporation for "cause" (as defined in the Executive's employment agreement), or (ii) for a period of [one (1) year] in the event that the Corporation shall terminate the Executive's employment without "cause", the Employee will not directly or indirectly under any circumstance whatsoever:

               (a) solicit, raid, entice or induce any person or entity which presently is, or at any time during the period of the Employee's employment has been or shall be, or has been or shall be solicited or contacted by the Corporation and/or its Affiliates to become, a client, customer, distributor or licensee of the Corporation and/or its Affiliates, to become a client, customer, distributor or licensee of any person or entity (other than the Corporation and its Affiliates) with respect to any business, product or services of the type, or competitive with those, provided, sold, licensed or offered by the Corporation and/or its Affiliates at any time during the period of the Employee's employment with the Corporation, or attempt in any manner to persuade any such person or entity to cease to do business or to reduce the amount of business which such person or entity has customarily done or contemplates doing with the Corporation and/or its Affiliates;

               (b) compete, engage or participate in, or become employed by, or render any services in connection with, any business that competes, in any manner with the business of the Corporation, in any of the geographical markets served by the Corporation, operated or managed or then proposed to be acquired, operated or managed by the Corporation or any of its Affiliates during the term of the Employee's employment with the Corporation or directly or indirectly have any interest in, as owner, stockholder, partner, director, officer, member, employee, consultant or otherwise, any business which is competitive with, or sells, provides or licenses products or services of the type competitive with those sold, provided and licensed by the Corporation during the term of Employee's employment with the Corporation; provided, however, that the Employee may hold not more than 5% of the outstanding securities of any such corporation listed on a national securities exchange;

               (c) make any disparaging statement concerning the Corporation or its Affiliates, or the management, the Board of Directors, management decisions, operating policies or Board decisions or actions of the Corporation or its Affiliates, whether or not libelous or defamatory;

               (d)  wilfully   interfere   with  or  otherwise   jeopardize  any
relationship  of  the  Corporation   and/or  its  Affiliates  with  any  client,
distributor, licensee or licensor; or

               (e) employ, attempt to employ or arrange to have any other person or entity employ, any person, who is or was, during the two-year period ending on the date of termination of the Employee's employment, in the employ of the Corporation or its Affiliates, or induce any such person to leave the employ of the Corporation or its Affiliates.

          6. The Employee represents and warrants that the Employee is not a party to any agreement, contract or understanding, whether of employment, consultancy or otherwise, in conflict with these Conditions of Employment or which would in any way restrict or prohibit the Employee from undertaking or performing services for the Corporation. The Employee hereby acknowledges that he has not foregone any other opportunity, financial or otherwise, in connection with commencing or rendering his services to the Corporation. The Employee hereby authorizes the Corporation and/or its Affiliates to make known the terms of these Conditions of Employment and the fact of the Employee's responsibility under these Conditions of Employment to any person or entity, including, without limitation, clients of the Corporation and/or its Affiliates and the Employee's future employers.

          7. (a) By reason of the fact that irreparable harm would be sustained by the Corporation and/or its Affiliates in the event that there is a breach by the Employee of any of the terms, covenants and agreements set forth herein, in addition to any other rights that the Corporation and/or its Affiliates may otherwise have, the Corporation and/or its Affiliates shall be entitled to apply to any court of competent jurisdiction and obtain specific performance and/or injunctive relief against the Employee, without making a showing that monetary damages would be inadequate and without the requirement of posting any bond or other security whatsoever, in order to enforce or prevent any breach or threatened breach of any of the terms, covenants and agreements set forth herein, and the Employee will not object thereto.

               (b) Nothing contained in these Conditions of Employment shall be construed as a contract of employment or engagement by or with the Corporation or any Affiliate nor shall anything contained in these Conditions of Employment impose any obligation upon the Corporation or any Affiliate to continue the Employee's employment or engagement to pay the Employee any compensation. Each of the obligations of the Employee under this agreement shall survive the termination of the Employee's employment by the Corporation for any reason whatsoever.

               (c) The Employee acknowledges that: (i) the enforcement of any of the restrictions on the Employee or any other provisions contained in these Conditions of Employment (the "Restrictive Covenants") against the Employee would not impose any undue burden upon the Employee; and (ii) none of the Restrictive Covenants is unreasonable as to duration or scope. If notwithstanding the foregoing, any provision herein would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason (including, but not limited to, any provision which may be held unenforceable because of the scope, duration or area of its applicability), unless narrowed by construction, such Restrictive Covenant shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable (and the court making any such determination as to any provision shall have the power to modify such scope, duration or area or all of them, and such provision shall then be applicable in such modified form in such jurisdiction only). If, notwithstanding the foregoing, any provision herein would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability, without invalidating the remaining provisions of this agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

               (d) These Conditions of Employment shall inure to the benefit of the Corporation and its Affiliates, and their respective successors and assigns and shall be binding upon the Employee and the Employee's heirs, executors, administrators and other legal representatives and successors. These Conditions of Employment shall be governed by and construed in accordance with the internal laws of the State of New Jersey applicable to contracts made and to be entirely performed in New Jersey (without giving effect to contrary rules as to conflict of laws). These Conditions of Employment (and any written employment agreement executed and delivered by the Corporation) sets forth the parties' entire agreement with respect to its subject matter. No provisions of this agreement may be changed, terminated, or waived, or addenda or other provisions added except by a writing signed by each of the parties hereto. No waiver of any provision in one instance shall be a waiver of such provision in other instances or a waiver of any other provision. Wherever the context so requires, the masculine includes the feminine and the neuter genders, and the singular includes the plural, and vice versa.

                                                       Accepted and Agreed:

Date:  ____________________________, 1998


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